             [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]




                                       February 9, 2001



Apartment Investment and
   Management Company
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado  80222

                           Re:      Certain Federal Income Tax Consequences

Ladies and Gentlemen:

                  You have requested our opinion concerning certain U.S. federal income tax consequences in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 29, 2000 (the "Merger Agreement"), by and among Apartment Investment and Management Company ("AIMCO"), AIMCO Properties, L.P. ("AIMCO OP"), AIMCO/OTEF, LLC, and Oxford Tax Exempt Fund II Limited Partnership ("OTEF"). All capitalized terms used herein, unless otherwise specified, shall have the meanings ascribed to them in the Merger Agreement.

                  We have acted as special tax counsel to AIMCO in connection with the Merger and in the preparation of the portions captioned "Risks Relating to AIMCO's Business - As a REIT, AIMCO is subject to substantial risks related to its compliance with the tax laws," "Federal Income Taxation of AIMCO and AIMCO Stockholders," and "Federal Income Taxation of AIMCO Class P Preferred Stockholders" of the Registration Statement on Form S-4 (File No. 333-51154), initially filed by AIMCO with the Securities and Exchange Commission (the "Commission") on December 1, 2000, under the Securities Act of 1933, as amended (the "Registration Statement"). This opinion is being delivered at your request in connection with the filing of the Registration Statement.

Apartment Investment and Management Company
February 9, 2001
Page 2

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with certain representations and covenants of officers of AIMCO relating to, among other things, the actual and proposed operation of AIMCO. In rendering our opinion, we have relied upon statements, representations and covenants of officers of AIMCO and have assumed that such statements, representations and covenants are true as of the date hereof without regard to any qualification as to knowledge and belief. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents and representations, the partnership agreements and organizational documents for each of the corporations, partnerships and limited liability companies in which AIMCO holds a direct or indirect interest (the "Subsidiaries"), the Registration Statement or any other document. We have, consequently, assumed and relied on your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have also relied upon the opinion of Altheimer & Gray dated May 8, 1998, with respect to the qualification of Ambassador Apartments, Inc., a Maryland corporation, as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ended December 31, 1994 and all subsequent taxable years ending on or before May 8, 1998 (including the short taxable year ending on May 8, 1998). In addition, we have assumed the qualification of Insignia Properties Trust as a REIT under the Code and have relied upon the opinion of Akin, Gump, Strauss, Hauer & Field, L.L.P. dated November 1, 1998, in this regard. We have also assumed that the shares of Class A Common Stock and Class P Preferred Stock will be duly authorized and, when issued in accordance with the resolutions providing for their issuance, will be validly issued and will be fully paid and nonassessable.

                  In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in

Apartment Investment and Management Company
February 9, 2001
Page 3

accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinion is based on the correctness of the following specific assumptions: (i) each of AIMCO, AIMCO OP, OTEF, the OTEF General Partners, and all other Subsidiaries (including, but not limited to, AIMCO/NHP Holdings, Inc., AIMCO/NHP Properties, Inc., NHP Management Company, NHP A&R Services, Inc., and each "qualified REIT subsidiary" of AIMCO) has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents and in the Registration Statement and (ii) there have been no changes in the applicable laws of the State of Maryland or any other state under the laws of which any of the Subsidiaries have been formed. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist as of the date hereof. With respect to the latter assumption, it should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any material change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein.

                  We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that:


                                    1. Commencing with AIMCO's initial taxable
                  year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, AIMCO's qualification and taxation as a REIT depend

Apartment Investment and Management Company
February 9, 2001
Page 4

                  upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of AIMCO's operation for any one taxable year satisfy the requirements for taxation of a REIT under the Code.

                                    2. The discussion set forth in the
                  Registration Statement under the captions "Federal Income Taxation of AIMCO and AIMCO Stockholders" and "Federal Income Taxation of AIMCO Class P Preferred Stockholders," although general in nature, is a fair and accurate discussion under current law of the material Federal income tax consequences of the acquisition, ownership and disposition of AIMCO Common Stock and AIMCO Class P Preferred Stock, subject to the qualifications set forth therein.

                  Other than as expressly stated above, we express no opinion on any issue relating to AIMCO, AIMCO OP or OTEF. In particular, we express no opinion as to the tax-exempt status of any bonds or notes held by OTEF, either before or after the Merger. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Federal Income Taxation of AIMCO and AIMCO Stockholders" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP